UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2006

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 2, 2006, CVS acquired certain assets and assumed certain liabilities from Albertson’s, Inc. (“Albertsons”) for $4.0 billion. The assets acquired and the liabilities assumed included approximately 700 standalone drugstores and a distribution center (collectively the “Standalone Drug Business”). CVS financed the acquisition of the Standalone Drug Business by issuing commercial paper and borrowing $1.0 billion from a bridge loan facility. During the third quarter of 2006, CVS expects to refinance a portion of the commercial paper borrowings with longer term financing. During the fourth quarter of 2006, CVS expects to sell a substantial portion of the acquired real estate through a sale-leaseback transaction, the proceeds of which will be used in retiring the bridge loan facility.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited Annual Carve Out Special Purpose Financial Statements and Unaudited Interim Carve Out Special Purpose Financial Statements of the Albertson’s, Inc. Standalone Drug Business (an integrated operation within Albertson’s, Inc.):

Report of Independent Auditors

Statements of Revenues and Direct Expenses for the fiscal year ended February 2, 2006 and for the thirteen weeks ended May 4, 2006 and May 5, 2005

Statements of Net Assets Acquired as of February 2, 2006 and May 4, 2006

Notes to the Statements of Revenues and Direct Expenses and Statements of Net Assets Acquired

(b)	Pro forma financial information.

Pro Forma Combined Financial Information of CVS and the Albertson’s, Inc. Standalone Drug Store Business (an integrated operation within Albertson’s, Inc.):

Pro Forma Combined Balance Sheet as of April 1, 2006

Pro Forma Combined Statement of Operations for the 52-week fiscal year ended December 31, 2005

Pro Forma Combined Statement of Operations for the 13-week period ended April 1, 2006

Notes to Pro Forma Combined Financial Statements

(d)	Exhibits.

23	Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ David B. Rickard
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: August 8, 2006

9.01(a) Financial Statements of the Businesses Acquired

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

CVS Corporation

Boise, Idaho

We have audited the accompanying Statements of net assets acquired of Albertson’s, Inc. and its subsidiaries (“Albertsons”) standalone drugstore business (an integrated operation within Albertsons) as of February 2, 2006, pursuant to the Asset Purchase Agreement as amended (the “APA Agreement”) between Albertsons and CVS Corporation (“CVS”) and certain other parties thereto as described in Note 1, and the related Statements of revenues and direct expenses for the year ended February 2, 2006 (the “Statements”). These Statements are the responsibility of Albertsons’ management. Our responsibility is to express an opinion on these Statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Albertsons internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for inclusion in the Current Report on Form 8-K of CVS and are not intended to be a complete presentation of Albertsons’ assets and liabilities or of its revenues and expenses.

In our opinion, such Statements present fairly, in all material respects, the net assets acquired of Albertsons’ standalone drugstore business as of February 2, 2006, and the related Statement of revenues and direct expenses for the year ended February 2, 2006, pursuant to the APA Agreement described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boise, Idaho

June 29, 2006

ALBERTSON’S, INC. STANDALONE DRUG BUSINESS

(an integrated operation within Albertson’s, Inc.)

STATEMENTS OF REVENUES AND DIRECT EXPENSES

(In millions) For the 52 weeks ended February 2, 2006 and the 13 weeks ended May 4, 2006 and May 5, 2005	Year Ended February 2, 2006	13 Weeks Ended
		May 4, 2006	May 5, 2005
		(unaudited)	(unaudited)
Revenues	$5,463.0	$1,409.0	$1,379.0

Direct expenses:
Cost of revenues	4,059.0	1,060.0	1,017.0
Selling, general and administrative expenses	1,159.0	294.0	284.0

Total Direct Expenses	5,218.0	1,354.0	1,301.0

Excess of Revenues Over Direct Expenses	$245.0	$55.0	$78.0

See Notes to the Statements of Revenues and Direct Expenses and Statements of Net Assets Acquired

ALBERTSON’S, INC. STANDALONE DRUG BUSINESS

(an integrated operation within Albertson’s, Inc.)

STATEMENTS OF NET ASSETS ACQUIRED

(In millions)	February 2, 2006	May 4, 2006
		(unaudited)
ASSETS ACQUIRED
Current Assets:
Cash	$1.0	$1.0
Inventories, net	656.0	646.0

Total Current Assets Acquired	657.0	647.0

Land, buildings and equipment, net	997.0	983.0
Intangibles, net	17.0	17.0

Total Assets Acquired	$1,671.0	$1,647.0

LIABILITIES ASSUMED
Current Liabilities:
Accrued employee benefits	$23.0	$25.0
Accounts payable	3.0	2.0
Deferred rent payable	1.0	—
Current maturities of capital lease obligations	2.0	2.0

Total Current Liabilities Assumed	29.0	29.0

Capital lease obligations	126.0	126.0
Deferred rent payable	24.0	25.0
Environmental reserves	3.0	3.0

Total Liabilities Assumed	182.0	183.0

Net Assets Acquired	$1,489	$1,464

See Notes to the Statements of Revenues and Direct Expenses and Statements of Net Assets Acquired

ALBERTSON’S, INC. STANDALONE DRUG BUSINESS

(an integrated operation within Albertson’s, Inc.)

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT EXPENSES AND STATEMENTS OF NET ASSETS ACQUIRED

(Dollars in millions)

NOTE 1 – BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

Business Description and Sale of Albertson’s Inc. Standalone Drug Business

On January 22, 2006 Albertson’s, Inc. (“Albertsons”) entered into a series of agreements (the “Agreements”) providing for the sale of Albertsons to Supervalu, Inc. (“Supervalu”), CVS Corporation (“CVS”) and a consortium of investors including Cerberus Capital Management, L.P., Kimco Realty Corporation, Lubert-Adler Management, Inc., Klaff Realty, L.P. and Schottenstein Stores Corporation (the “Cerberus Group”). Pursuant to the agreement Albertsons entered into with CVS, the Asset Purchase Agreement, as amended (see Note 7 – Subsequent Events) (the “APA Agreement”), CVS acquired from Albertsons approximately 700 standalone drugstores located primarily in California, the Midwest and the Western United States and the real estate interests in these drugstores, and one distribution center located in La Habra, California (collectively, the “Standalone Drug Business” or the “Business”) for a purchase price of $3,930. The term “standalone” refers to the Albertsons freestanding drug stores, and excludes pharmacies located within the Albertsons grocery stores. Also, pursuant to a prescription drug inventory agreement as described in Note 7 – Subsequent Events, CVS paid a net amount of approximately $45 as additional purchase price to increase inventory levels subsequent to the date of the Statement of Net Assets Acquired but prior to the transaction closing (the “Closing”). Additionally, in accordance with the terms of the APA Agreement, CVS paid approximately $35 related to inventories at the distribution center in La Habra, California. In connection with the Closing, CVS received a net amount of $7 for the settlement of prepaid rent, accrued property taxes and accrued utilities. Supervalu and CVS have also agreed to share certain transaction costs related to the Closing, some of which were settled at the Closing and others at a later date.

New Albertson’s, Inc. (“New Albertsons”), a wholly owned subsidiary of Albertsons, was formed to facilitate the series of transactions (the “Transactions”) contemplated under the Agreements. After the Closing, New Albertsons became a wholly owned subsidiary of Supervalu and owns and operates Albertsons’ historical core supermarket business. In connection with the sale of the Standalone Drug Business, New Albertsons has entered into a transition services agreement with CVS to provide technology, accounting and other services to the Standalone Drug Business. The transition services agreement contemplates a six month term and provides for payments by CVS to New Albertsons of $3 in the aggregate. In addition, New Albertsons and CVS have entered into other arrangements to ensure product availability and to facilitate the transition of the acquired assets. These arrangements include leasing certain New Albertsons employees for a short term subsequent to the Closing, logistics services, inventory purchasing and sharing of certain expenses related to the enhancement of distribution processes benefiting CVS and New Albertsons.

Basis of Presentation

The accompanying Statements of Net Assets Acquired of the Standalone Drug Business as of February 2, 2006 and May 4, 2006 and the related Statements of Revenues and Direct Expenses for the 52 weeks ended February 2, 2006 and the 13-week periods ended May 4, 2006 and May 5, 2005 (collectively, the “Financial Statements”) have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for inclusion in a Current Report on Form 8-K to be filed by CVS and are not intended to be a complete presentation of Albertsons’ assets and liabilities nor of its revenues and expenses.

The Financial Statements have been prepared from the historical accounting records maintained by Albertsons and on the basis of the accounting policies and procedures as described in Note 2 – Summary of Significant Accounting Policies. Historically, the Standalone Drug Business was an integrated operation within Albertsons. The Standalone Drug Business was not a separate legal entity, subsidiary, or division of Albertsons, and was not operated or accounted for by Albertsons as a separate business or operating segment. Accordingly, separate accounts specific to the Business were not maintained and corporate expenses and certain accounting estimates were not allocated to the Business and are not otherwise available without significant time and cost burdens. Therefore, the Financial Statements are not intended to be a complete representation of the financial position or results of operations of the Standalone Drug Business for the 52 weeks ended February 2, 2006 and the 13-week periods ended May 4, 2006 and May 5, 2005, nor are they indicative of the results to be expected from future operations of the Standalone Drug Business. The Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Albertsons filed with the SEC.

The accompanying Statements of Revenues and Direct Expenses reflect revenues and related cost of revenues specifically identified to the standalone drug stores acquired by CVS, and direct selling, general and administrative expenses related to the Business. Selling, general and administrative expenses include labor, employee benefits, depreciation and amortization, rent, utilities, advertising, other expenses, and allocations of certain overhead expenses specifically identifiable to the Business (primarily division administrative support costs). The Statements of Revenue and Direct Expenses exclude costs that are not directly related to the Business, including corporate overhead expense allocations, interest income and expense, and income taxes.

The accompanying Statements of Net Assets Acquired reflect the assets acquired and the liabilities assumed by CVS pursuant to the APA Agreement. The assets and liabilities that have been excluded from the Statements of Net Assets Acquired consist primarily of:

•	Cash and cash equivalents, other than cash of two thousand dollars per operating drugstore acquired

•	Accounts and notes receivable

•	Prepaid expenses

•	Deferred income taxes

•	Accounts payable and accrued expenses, other than those assumed under assigned contracts

•	Accrued payroll and accrued payroll taxes

•	Income taxes payable

•	Assets and liabilities of employee benefit plans, other than accrued vacation, holiday and sick leave

•	Commitments other than certain lease obligations

•	Sales and property taxes payable

•	Self-insurance liabilities

•	Unearned income

•	Deferred compensation liabilities

•	Loss contingencies, other than environmental reserves

Statements of cash flows and statements of stockholders’ equity are not presented as CVS did not acquire all of the assets nor assume all of the liabilities of Albertsons’ Standalone Drug Business, and the preparation of such financial information is not practical given the nature of the Financial Statements and the limited amount of information available specifically related to the Business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year

The Business’ fiscal year ends on the Thursday nearest to January 31. As a result, the Business’ fiscal year includes a 53rd week every five to six years. The Business’ fiscal year ended February 2, 2006 contained 52 weeks.

Interim Financial Information

The Statements of Revenues and Direct Expenses and Statements of Net Assets Acquired and the related notes for the 13-week periods ended May 4, 2006 and May 5, 2006 are unaudited and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Statements of Revenues and Direct Expenses and Statements of Net Assets Acquired and the related notes for the interim periods presented.

Use of Estimates

The preparation of the Financial Statements requires management to make estimates and assumptions. Some of these estimates require difficult, subjective or complex judgments about matters that are inherently uncertain. As a result, actual results could differ from these estimates. These estimates and assumptions affect the reported amounts of the assets acquired and the liabilities assumed and disclosure of contingent assets and liabilities at the date of the Statements of Net Assets Acquired and the reported amounts of revenues and direct expenses during the reporting periods.

Cash

Cash consists of two thousand dollars per operating drugstore acquired by CVS.

Inventories

Inventories are valued using the last-in, first-out (“LIFO”) method. If the first-in, first-out (“FIFO”) method had been used, inventories would have been $822 and $814 as of February 2, 2006 and May 4, 2006, respectively.

Vendor Funds

The Business historically recognizes vendor funds for merchandising and buying activities as a reduction of Cost of revenues when the related products are sold in accordance with Emerging Issues Task Force (“EITF”) Issue 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor.” The Business receives vendor funds for a variety of merchandising activities: placement of the vendors’ products in the Business’ advertising; display of the vendors’ products in prominent locations in the Business’ stores; introduction of new products into the Business’ distribution system and retail stores; exclusivity rights in certain categories that have slower-turning products; and to compensate for temporary price reductions offered to customers on products held for sale at retail stores. The amount of vendor funds reducing the Business’ inventory (“inventory offset”) as of February 2, 2006 and May 4, 2006 was $49.

Capitalization, Depreciation and Amortization

Land, buildings and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are generally as follows: buildings and improvements-10 to 35 years; leasehold improvements-10 to 25 years; assets held under capitalized leases-20 to 30 years; fixtures and equipment-three to eight years; software-three to five years; and intangibles-three to 10 years (exclusive of beneficial lease rights which are discussed below).

The costs of major remodeling and improvements on leased stores are capitalized as leasehold improvements and amortized on the straight-line method over the shorter of the term of the applicable lease or the useful life of the asset. Assets under capital leases are recorded at the lower of the fair market value of the asset or the present value of future minimum lease payments and amortized on the straight-line method over the lease term.

Beneficial lease rights and lease liabilities are recorded on purchased leases based on differences between contractual rents under the respective lease agreements and prevailing market rents at the lease acquisition dates. Beneficial lease rights are amortized on a straight-line basis over the greater of the lease term or 15 years.

Accounts Payable

Accounts payable consist of liabilities assumed associated with certain assigned contracts.

Environmental Reserves

The Business records reserves for loss contingencies, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies,” when the information available indicates that it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Predicting the outcomes and estimating related costs and exposures involve substantial uncertainties that could cause actual costs to vary materially from estimates. Historical loss contingencies assumed by CVS relate entirely to environmental liabilities specifically identifiable to the standalone drug stores acquired by CVS.

Revenue Recognition

Revenue is recognized at the point of sale. Discounts received by customers using their preferred loyalty cards are recorded by the Business as a reduction of sales.

Procurement, Distribution and Merchandising Costs

Cost of revenues include, among other things, purchasing, inbound freight costs, product quality testing costs, warehousing costs, transfer costs from distribution centers to stores, advertising, private label program and strategic sourcing program costs.

Store Opening Costs

Noncapital expenditures incurred in opening new stores or remodeling existing stores are expensed in the periods in which they are incurred.

Self-Insurance

The Business is primarily self-insured for property loss, workers’ compensation, automobile liability costs and general liability costs. Self-insurance costs are included in the accompanying Statements of Direct Revenues and Expenses, however, as CVS did not assume historical self-insurance liabilities, these liabilities are not reflected in the accompanying Statements of Net Assets Acquired.

Deferred Rent

The Business recognizes rent holidays, including the period of time the Business has access prior to taking possession of the property, which typically includes construction and fixturing activity, and rent escalations on a straight-line basis over the term of the lease.

Pension Costs

Pension benefit obligations and the related effects on operations are dependent on management’s selection of actuarial assumptions, including the discount rate and the expected long-term rate of return on plan assets. Actual results that differ from the Business’ assumptions are accumulated and amortized over future periods and, therefore, generally affect the Business’ recognized expense and recorded obligation in future periods. The Business also participates in various multi-employer plans for substantially all union employees. Pension expense for these plans is recognized as contributions are funded.

Pension costs are included in the accompanying Statements of Direct Revenues and Expenses, however, as CVS did not assume historical Pension plan liabilities, these liabilities are not reflected in the accompanying Statements of Net Assets Acquired.

Advertising

Advertising costs are expensed when incurred. Gross advertising expenses of $87, $20 and $22, net of cooperative advertising money received from vendors, were included in Cost of revenues in the accompanying Statements of Revenues and Direct Expenses for the 52 weeks ended February 2, 2006 and the 13-week periods ended May 4, 2006 and May 5, 2005, respectively.

Impairment of Long-Lived Assets

The Business regularly reviews its stores and other long-lived assets and asset groups for indicators of impairment based on operational performance and the Business’ plans for store closures. When events or changes in circumstances indicate that the carrying value of an asset or an asset group may not be recoverable, the asset’s fair value is compared to its carrying value. Impairment losses are recognized as the amount by which the carrying amounts of the assets exceed their fair values. Asset fair values are determined by internal real estate specialists or by independent valuation experts. These estimates can be significantly impacted by factors such as changes in real estate market conditions, the economic environment and inflation. The Business recognized impairment charges related to assets sold to CVS of $1 for the 52 weeks ended February 2, 2006. This charge was recorded in Selling, general and administrative expenses in the accompanying Statement of Revenues and Direct Expenses. There were no impairment charges recorded for the 13-week periods ended May 4, 2006 and May 5, 2005, respectively.

NOTE 3 – NEW AND RECENTLY ADOPTED ACCOUNTING STANDARDS

In December 2004 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) addresses the accounting for share-based payments to employees, including grants of employee stock options. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB Opinion No. 25”). Instead, companies are required to account for such transactions using a fair-value method and recognize the expense in their consolidated earnings statements. SFAS No. 123(R) and related FASB Staff Positions became effective for Albertsons on February 3, 2006.

Prior to February 3, 2006, Albertsons applied the provisions of APB Opinion No. 25 and related interpretations in accounting for stock option and stock unit awards (“share-based awards”) made under its stock-based incentive plans. Stock options granted under these plans had an exercise price equal to or greater than the market value of the common stock on the date of the grant, and accordingly, no compensation expense was recognized. The fair value of stock units granted under these plans was determined based on the closing market price of the Albertsons’ common stock on the grant date and this amount was recognized as compensation expense over the respective vesting periods of the awards.

Effective February 3, 2006, Albertsons adopted the provisions of SFAS No. 123(R) and related FASB Staff Positions using the modified-prospective transition method. Under this transition method, compensation expense is recognized for: 1) all share-based awards granted prior to, but not yet vested as of February 3, 2006 based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, and 2) all share-based awards granted on or after February 3, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). For share-based awards granted prior to February 3, 2006, compensation expense was recognized using the accelerated amortization method. Upon the adoption of SFAS No. 123(R), Albertsons elected to begin recognizing compensation expense using the straight-line amortization method for share-based awards granted on or after February 3, 2006. In accordance with the modified-prospective transition method, results for prior periods have not been restated and all of Albertsons’ stock-based incentive plans are considered equity plans under SFAS No. 123(R). The adoption of SFAS No. 123(R) did not have a material effect on the Business’ Financial Statements.

Compensation expense recognized in the accompanying Statements of Revenues and Direct Expenses for the option holders that became employees of CVS was less than $1 for the 52 weeks ended February 2, 2006 and the 13-week periods ended May 4, 2006 and May 5, 2005. These expenses were primarily recorded in Selling, general and administrative expenses. With the exception of certain stock units granted in January 2006, all outstanding share-based awards fully vest on a “Change in Control” (as defined in the associated award agreement and plan) of Albertsons. Upon the Closing on June 2, 2006 (see Note 7 – Subsequent Events), the share-based awards fully vested and, in accordance with the APA Agreement, converted to liability (cash) awards for the option holders who became employees of CVS. The compensation cost for the accelerated vesting of all nonvested awards related to the option holders who became employees of CVS was recognized by Albertsons upon the Closing and are not included in the accompanying Statements of Revenues and Direct Expenses.

In May 2004 the FASB issued FASB Staff Position (“FSP”) No. FSP FAS 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (“FSP FAS 106-2”). FSP FAS 106-2 supersedes FSP FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” and provides guidance on the accounting and disclosure related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Medicare Act”), which was signed into law in December 2003. The Medicare Act and adoption of FSP FAS 106-2 in the Business’ third quarter of fiscal 2005 did not have a material effect on the Business’ Financial Statements.

In November 2004 the FASB issued SFAS No. 151, “Inventory Costs, an Amendment of ARB No. 43, Chapter 4” (“SFAS No. 151”). SFAS No. 151 clarifies that inventory costs that are “abnormal” are required to be charged to expense as incurred as opposed to being capitalized into inventory as a product cost. SFAS No. 151 provides examples of “abnormal” costs to include costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage). SFAS No. 151 became effective for the Business on February 3, 2006 and did not have a material effect on the Business’ Financial Statements.

In May 2005 the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – a Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires retrospective application as the required method for reporting a change in accounting principle, unless impracticable or unless a pronouncement includes alternative transition provisions. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. This statement carries forward the guidance in APB Opinion No. 20, “Accounting Changes,” for the reporting of a correction of an error and a change in accounting estimate. SFAS No. 154 became effective for the Business on February 3, 2006 and did not have a material effect on the Business’ Financial Statements.

In June 2005 the EITF reached a consensus on EITF Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination” (“EITF 05-6”). EITF 05-6 requires that leasehold improvements acquired in a business combination be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewal periods that are deemed to be reasonably assured at the date of acquisition. EITF 05-6 also requires that leasehold improvements that are placed in service significantly after and not contemplated at or near the beginning of the lease term be amortized over the shorter of the useful life of the assets or a term that includes required lease periods and renewal periods that are deemed to be reasonably assured at the date the leasehold improvements are purchased. The Business’ historical accounting policies comply with these provisions and, accordingly, the adoption of EITF 05-6 in the third quarter of fiscal 2005 did not have a material effect on the Business’ Financial Statements.

In October 2005 the FASB issued FSP FAS 13-1, “Accounting for Rental Costs Incurred During a Construction Period” (“FSP FAS 13-1”). FSP FAS 13-1 requires rental costs associated with building or ground leases incurred during a construction period to be recognized as rental expense. The Business historically capitalized rental costs incurred during a construction period. In accordance with the transition provisions of FSP FAS 13-1, the Business elected to early adopt and prospectively apply the requirement to expense rental costs incurred during a construction period in the Business’ fourth quarter of fiscal 2005. The adoption of FSP FAS 13-1 did not have a material effect on the Business’ Financial Statements.

NOTE 4 – LAND, BUILDINGS AND EQUIPMENT

Land, buildings and equipment, net, consisted of the following:

	February 2, 2006	(Unaudited) May 4, 2006
Assets held for sale	$1.0	$1.0
Land	217.0	216.0
Buildings	592.0	593.0
Fixtures and equipment	516.0	509.0
Leasehold improvements	263.0	266.0
Capital leases	137.0	138.0

	1,726.0	1,723.0
Accumulated depreciation	(705.0)	(714.0)
Accumulated amortization on capital leases	(24.0)	(26.0)

	$997.0	$983.0

Depreciation expense was $89, $23 and $22 for the 52 weeks ended February 2, 2006 and the 13-week periods ended May 4, 2006 and May 5, 2005, respectively. Amortization expense of capital leases was $6, $2 and $2 for the 52 weeks ended February 2, 2006 and the 13-week periods ended May 4, 2006 and May 5, 2005, respectively.

NOTE 5 – INTANGIBLES

The carrying amount of intangible assets was as follows:

	February 2, 2006	(Unaudited) May 4, 2006
Amortizing:
Customer lists, liquor licenses, covenants not to compete and other	$13.0	$13.0
Accumulated amortization	(4.0)	(4.0)

	9.0	9.0

Non-Amortizing:
Liquor licenses	8.0	8.0

	$17.0	$17.0

Amortization expense for intangibles was $3, $1 and $1 for the 52 weeks ended February 2, 2006 and for the 13-week periods ended May 4, 2006 and May 5, 2005, respectively. Amortizing intangible assets have remaining useful lives from less than one year to 12 years. Projected annual amortization expense for intangible assets is $3, $3, $2, $1 and $0 for 2006, 2007, 2008, 2009 and 2010, respectively.

NOTE 6 – LEASES

The Business leases a portion of its real estate. The typical lease period is 15 to 20 years and most leases contain renewal options. Exercise of such options is dependent on a variety of factors, including the level of business conducted at the location. In addition, the Business leases certain equipment. Some leases contain contingent rental provisions based on sales volume at retail stores. Capital leases are calculated using interest rates appropriate at the inception of each lease.

Following is a summary of the Business’ assets under capital leases at February 2, 2006 and May 4, 2006, respectively:

	February 2, 2006	(Unaudited) May 4, 2006
Real estate and equipment	$137.0	$138.0
Accumulated amortization	(24.0)	(26.0)

	$113.0	$112.0

Future minimum lease payments for noncancelable operating leases, related subleases and capital leases at February 2, 2006, are as follows:

	Operating Leases	Subleases	Capital Leases
2006	$70.0	$(7.0)	$15.0
2007	68.0	(7.0)	15.0
2008	64.0	(2.0)	15.0
2009	59.0	—	16.0
2010	53.0	—	16.0
Thereafter	545.0	(1.0)	229.0

Total minimum obligations (receivables)	$859.0	$(17.0)	$306.0

Interest			(178.0)

Present value of net minimum obligations			128.0
Current portion			(2.0)

Long-term obligations at February 2, 2006			$126.0

Rent expense under operating leases for the 52 weeks ended February 2, 2006 was as follows:

February 2, 2006
Minimum rent	$149.0
Contingent rent	6.0

155.0
Sublease rent	(6.0)

$149.0

NOTE 7 – SUBSEQUENT EVENTS

On May 30, 2006, the stockholders of Albertsons and the stockholders of Supervalu voted to approve the series of Transactions contemplated under the Agreements entered into on January 22, 2006 providing for the sale of Albertsons (see Note 1 – Business Description and Basis of Presentation). On June 2, 2006, the Transactions were completed, including the sale of the Standalone Drug Business to CVS.

On May 31, 2006, Albertsons and CVS entered into a prescription drug inventory agreement for Albertsons to increase the La Habra, California distribution center pharmaceutical inventory by approximately $45 above normal levels in advance of the Transactions, which CVS acquired at the Closing.

On June 2, 2006, New Albertsons and CVS amended the APA Agreement relating to, among other things, the inclusion or exclusion of certain specific pieces of equipment, the settlement of post-closing excess or deficient cash balances, the amount of “normal” levels of inventory at the La Habra, California distribution center for determining certain purchase price adjustments, and the amount of transfer taxes to be borne by each party in specific tax jurisdictions.

Item 9.01(b) Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the combination of CVS Corporation (“CVS”) and the Standalone Drug Business. The unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of CVS and the historical carve out special purpose financial statements of the Standalone Drug Business. Please note that the unaudited pro forma combined financial statements should be read in conjunction with the audited and unaudited historical financial statements of CVS and the Standalone Drug Business, respectively. This information can be found in CVS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the 13-week period ended April 1, 2006 and in Item 9.01(a) of this Current Report on Form 8-K/A.

The unaudited pro forma combined balance sheet as of April 1, 2006 combines the unaudited consolidated balance sheet of CVS as of April 1, 2006 and the unaudited statement of assets acquired of the Standalone Drug Business as of May 4, 2006 and gives effect to the acquisition as if the acquisition occurred on April 1, 2006.

The unaudited pro forma combined statement of operations for the 52-week fiscal year ended December 31, 2005 and for the 13-week period ended April 1, 2006 give effect to the acquisition as if the acquisition occurred on the first day of the period presented (i.e., January 2, 2005 and January 1, 2006, respectively). The unaudited pro forma combined statement of operations for the 52-week fiscal year ended December 31, 2005 combines the audited consolidated statement of operations of CVS for the 52-week fiscal year ended December 31, 2005 with the audited statement of revenue and direct expenses of the Standalone Drug Business for the 52-week fiscal year ended February 2, 2006. The unaudited pro forma combined statement of operations for the 13-week period ended April 1, 2006 combines the unaudited consolidated statement of operations of CVS for the 13-week period ended April 1, 2006 with the unaudited statement of revenues and direct expenses of the Standalone Drug Business for the 13-week period ended May 4, 2006.

PLEASE BE ADVISED THAT THE PURCHASE PRICE ALLOCATION INCLUDED IN THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS IS PRELIMINARY AND IS BASED ON INFORMATION THAT WAS AVAILABLE TO MANAGEMENT AT THE TIME THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS WERE PREPARED. ACCORDINGLY, THE PURCHASE PRICE ALLOCATION WILL CHANGE AND THE IMPACT OF SUCH CHANGES COULD BE MATERIAL.

PLEASE BE ADVISED THAT THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS HAVE BEEN PREPARED FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED BY THE COMBINED COMPANY FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED BY THE COMBINED COMPANY IN THE FUTURE.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Pro Forma Combined Balance Sheet

April 1, 2006

(Unaudited)

In millions, except per share amounts	CVS Corporation April 1, 2006	Standalone Drug Business of Albertson’s May 4, 2006	(a) Pro Forma Adjustments	Pro Forma Combined
Assets:
Cash and cash equivalents	$387.1	$1.0	$(74.8)	$313.3
Accounts receivable, net	2,015.0	—	—	2,015.0
Inventories	5,704.8	646.0	112.1	6,462.9
Deferred income taxes	233.3	—	4.7	238.0
Other current assets	91.1	—	7.4	98.5

Total current assets	8,431.3	647.0	49.4	9,127.7
Property and equipment, net	4,096.4	983.0	549.8	5,629.2
Goodwill	1,781.5	—	1,683.5	3,465.0
Intangible assets, net	784.6	17.0	295.7	1,097.3
Deferred income taxes	125.5	—	21.1	146.6
Other assets	228.9	—	—	228.9

Total assets	$15,448.2	$1,647.0	$2,599.5	$19,694.7

Liabilities:
Accounts payable and accrued expenses	$3,821.9	$27.0	$24.5	$3,873.4
Accrued transaction costs	—	—	9.0	9.0
Short-term debt	512.0	—	2,430.0	2,942.0
Current portion of long-term debt	41.0	2.0	6.6	49.6

Total current liabilities	4,374.9	29.0	2,470.1	6,874.0

Long-term debt	1,592.2	126.0	1,563.8	3,282.0
Other long-term liabilities	761.3	28.0	29.6	818.9
Shareholders’ Equity
CVS preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 4,129,000 shares at April 1, 2006	220.7	—	—	220.7
CVS common stock, par value $0.01: authorized 1,000,000,000 shares, issued 841,182,000 shares at April 1, 2006	8.4	—	—	8.4
CVS treasury stock, at cost: 23,356,000 shares at April 1, 2006	(340.5)	—	—	(340.5)
Guaranteed ESOP obligation	(114.0)	—	—	(114.0)
Capital surplus	1,998.2	—	—	1,998.2
Retained earnings/excess of assets over liabilities	7,036.6	1,464.0	(1,464.0)	7,036.6
Accumulated other comprehensive loss	(89.6)	—	—	(89.6)

Total shareholders’ equity	8,719.8	1,464.0	(1,464.0)	8,719.8

Total liabilities and shareholders’ equity	$15,448.2	$1,647.0	$2,599.5	$19,694.7

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of the pro forma adjustments included in (a) above.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Pro Forma Combined Statement of Operations

Fiscal Year Ended December 31, 2005

(Unaudited)

(In millions, except per share amounts)	CVS Corporation December 31, 2005	Standalone Drug Business of Albertson’s February 2, 2006	Pro Forma Adjustments	Pro Forma Combined
Net sales	$37,006.2	$5,463.0	$—	$42,469.2
Cost of goods sold, buying and warehousing costs	27,105.0	4,059.0	—	31,164.0

Gross margin	9,901.2	1,404.0	—	11,305.2
Selling, general and administrative expenses	7,881.7	1,159.0	13.0 (c)	9,053.7

Operating profit	2,019.5	245.0	(13.0)	2,251.5
Interest expense, net	110.5	—	216.0 (d)	326.5

Earnings/(loss) before income tax provision/(benefit)	1,909.0	245.0	(229.0)	1,925.0
Income tax provision/(benefit)	684.3	—	4.8 (e)	689.1

Net earnings/(loss)	1,224.7	245.0	(233.8)	1,235.9
Preference dividends, net of income tax benefit	14.1	—	—	14.1

Net earnings/(loss) available to common shareholders	$1,210.6	$245.0	$(233.8)	$1,221.8

Basic earnings per common share:
Net earnings	$1.49			$1.51

Weighted average common shares outstanding	811.4			811.4

Diluted earnings per common share:
Net earnings	$1.45			$1.46

Weighted average common shares outstanding	841.6			841.6

Dividends declared per common share	$0.1450			$0.1450

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of pro forma adjustments (c), (d) and (e) above.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Pro Forma Combined Statement of Operations

13 Week Period Ended April 1, 2006

(Unaudited)

(In millions, except per share amounts)	CVS Corporation April 1, 2006	Standalone Drug Business of Albertson’s May 4, 2006	Pro Forma Adjustments			Pro Forma Combined
Net sales	$9,979.2	$1,409.0	$			$11,388.2
Cost of goods sold, buying and warehousing costs	7,330.2	1,060.0		(1.0	)(b)	8,389.2

Gross margin	2,649.0	349.0		1.0		2,999.0
Selling, general and administrative expenses	2,088.5	294.0		2.0	(c)	2,384.5

Operating profit	560.5	55.0		(1.0)		614.5
Interest expense, net	21.1	—		54.0	(d)	75.1

Earnings/(loss) before income tax provision/benefit	539.4	55.0		(55.0)		539.4
Income tax provision/(benefit)	209.8	—			(e)	209.8

Net earnings/(loss)	329.6	55.0		(55.0)		329.6
Preference dividends, net of income tax benefit	3.5	—				3.5

Net earnings/(loss) available to common shareholders	$326.1	$55.0		$(55.0)		$326.1

Basic earnings per common share:
Net earnings	$0.40					$0.40

Weighted average common shares outstanding	816.8					816.8

Diluted earnings per common share:
Net earnings	$0.39					$0.39
Weighted average common shares outstanding	848.5					848.5

Dividends declared per common share	$0.03875					$0.03875

See accompanying notes to unaudited pro forma combined financial statements, including Note 2 for an explanation of pro forma adjustments (b), (c), (d) and (e) above.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Notes to Pro Forma Combined Financial Statements

(Dollars in millions)

(Unaudited)

Note 1 – Basis of Presentation

On June 2, 2006, CVS Corporation (“CVS”) and its wholly owned subsidiary, CVS Pharmacy, Inc. (“CVS Pharmacy”), completed the acquisition of, approximately 700 standalone drugstores and a distribution center (collectively the “Standalone Drug Business”) from Albertson’s, Inc. (“Albertson’s”).

The unaudited pro forma combined balance sheet as of April 1, 2006 combines the unaudited consolidated balance sheet of CVS as of April 1, 2006 and the unaudited statement of net assets acquired of the Standalone Drug Business as of May 4, 2006 and gives effect to the acquisition as if the acquisition occurred on April 1, 2006.

The unaudited pro forma combined statement of operations for the fiscal year ended December 31, 2005 and for the period ended April 1, 2006 give effect to the acquisition as if the acquisition occurred on the first day of the period presented (i.e., January 2, 2005 and January 1, 2006 respectively). The unaudited pro forma combined statement of operations for the 52-week fiscal year ended December 31, 2005 combines the audited consolidated statement of operations of CVS for the 52-week fiscal year ended December 31, 2005 with the audited statement of revenue and direct expenses of the Standalone Drug Business for the 52-week fiscal year ended February 2, 2006. The unaudited pro forma combined statement of operations for the 13-week period ended April 1, 2006 combines the unaudited consolidated statement of operations of CVS for the 13-week period ended April 1, 2006 with the unaudited statement of revenues and direct expenses of the Standalone Drug Business for the 13-week period ended May 4, 2006.

THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS HAVE BEEN PREPARED FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD BEEN ACHIEVED BY THE COMBINED COMPANY FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED BY THE COMBINED COMPANY IN THE FUTURE.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Notes to Pro Forma Combined Financial Statements

(Dollars in millions)

(Unaudited)

Note 2 – Unaudited Pro Forma Adjustments

The purchase price allocation included in the accompanying unaudited pro forma combined financial statements is preliminary and is based on information that was available to management at the time the unaudited pro forma combined financial statements were prepared. Accordingly, the purchase price allocation will change and the impact of such changes could be material.

Unaudited Pro Forma Combined Balance Sheet

(a)	The following table includes the preliminary allocation of the purchase price in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”:

Cash (1)	$74.8
Short-term debt (1)	2,430.0
Long-term debt (1)	1,500.0

Purchase price	4,004.8

Book value of the net assets acquired as of May 4, 2006	1,464.0
Pro forma adjustments: Other current assets (2)	7.4
Inventories (3)	112.1
Property, plant and equipment (4)	549.8
Intangible assets (5)	295.7
Short-term deferred income taxes (6)	4.7
Long-term deferred income taxes (6)	21.1
Accounts payable and accrued expenses (7)	(33.5)
Short-term debt(8)	(6.6)
Long-term debt(8)	(63.8)
Other long-term liabilities (7)	(29.6)

Fair value of the net assets acquired	2,321.3

Goodwill	$1,683.5

Notes:

1)	Represents the cash, short-term and long-term debt used to finance the acquisition.
2)	Represents the adjustments required to record other current assets at estimated fair value.
3)	Represents the adjustments required to record inventory at estimated fair value. These adjustments include the elimination of the existing Albertson’s LIFO reserve of $168.0 and the write-up of inventory to estimated fair value, offset, in part, by the estimated write-down of non-compatible inventory.
4)	Represents the adjustments required to record property and equipment at estimated fair value, which includes the write-down of assets in stores that will be closed and certain assets of the remaining stores that will be converted from the acquired store format to the CVS store format, offset, in part, by the write up of certain assets to their estimated fair value.
5)	Represents the adjustments required to record intangible assets at estimated fair value. These adjustments include net favorable leases of $70.0 and customer-related intangible assets of $225.7.
6)	Represents the adjustments required to record estimated short-term and long-term deferred income taxes, which relate to the estimated costs that will be incurred to close certain stores and other facilities.
7)	Represents the adjustments required to record accounts payable, accrued expenses and other long-term liabilities at estimated fair value and to record the estimated costs that will be incurred to close certain stores and other facilities, and the estimated transaction costs related to the acquisition, which primarily include investment banker fees and professional fees.
8)	Represents the adjustments required to record the estimated capital lease obligation at estimated fair value.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Notes to Pro Forma Combined Financial Statements

(Dollars in millions)

(Unaudited)

Unaudited Pro Forma Combined Statements of Operations

(b)	Represents the adjustments required to cost of goods sold, buying and warehousing costs to eliminate the historical Standalone Drug Business LIFO charges and convert the Standalone Drug Business from the LIFO method to the FIFO method of accounting for inventories used by CVS, offset, in part, by the effect of pro forma adjustments to inventories discussed above.

(c)	Represents the adjustments required to record estimated depreciation and amortization on property, equipment and intangible assets over their respective estimated useful lives. Property and equipment is depreciated over the remaining useful life of the asset, or when applicable, the term of the lease, whichever is shorter. Favorable leases are amortized over the remaining term of the respective lease up to 10 years. Intangible assets are amortized over useful lives of up to 10 years.

(d)	Represents the adjustments required to record interest expense on the short-term and long-term debt used to finance the acquisition. The weighted average interest rate is 5.53%.

(e)	Represents the adjustments required to conform the pro forma combined income tax provision to the estimated effective income tax rate of the combined company.

Note 3 – Unaudited Pro Forma Combined Earnings Per Common Share

Unaudited pro forma combined earnings per common share is computed in accordance with SFAS No. 128, “Earnings Per Share.” Pro forma combined basic earnings per common share is computed by dividing: (i) pro forma combined net earnings, after deducting the after-tax dividends on the ESOP preference stock, by (ii) the weighted average number of common shares outstanding during the period as if the acquisition had occurred on the first day of the period presented (the “Basic Shares”).

When computing pro forma combined diluted earnings per common share, CVS assumes that the ESOP preference stock is converted into common stock and all dilutive stock options are exercised. After the assumed ESOP preference stock conversion, the ESOP Trust would hold common stock rather than ESOP preference stock and would receive common stock dividends ($0.155 and $0.145 annually per share in 2006 and 2005, respectively) rather than ESOP preference stock dividends (currently $3.90 annually per share). Since the ESOP Trust uses the dividends it receives to service its debt, CVS would have to increase its contribution to the ESOP Trust to compensate it for the lower dividends. This additional contribution would reduce CVS’ net earnings, which in turn, would reduce the amounts that would have to be accrued under CVS’ incentive compensation plans. Pro forma combined diluted earnings per common share is computed by dividing: (i) pro forma combined net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans by (ii) Basic Shares plus the additional shares that would be issued assuming that all dilutive stock awards are exercised and the ESOP preference stock is converted into common stock.

Item 9.01(b)

CVS Corporation and the Standalone Drug Business of Albertson’s

Notes to Pro Forma Combined Financial Statements

(Dollars in millions)

(Unaudited)

The following table provides the computational data for unaudited combined pro forma basic and diluted earnings per share for the periods presented:

In millions, except per share amounts	Preliminary Pro Forma 52 Weeks Ended December 31, 2005	Preliminary Pro Forma 13 Weeks Ended April 1, 2006
Numerator for pro forma combined earnings per common share:
Unaudited pro forma combined net earnings	$1,235.8	$329.6
Preference dividends, net of income tax benefit	(14.1)	(3.5)

Net pro forma combined earnings available to common shareholders, basic	1,221.7	326.1

Unaudited pro forma combined net earnings	1,235.8	329.6
Dilutive earnings adjustment	(4.4)	(1.0)

Net pro forma combined earnings available to common shareholders, diluted	$1,231.4	$328.6

Denominator for pro forma combined earnings per common share:
Weighted average common shares, basic	811.4	816.8
Effect of dilutive securities:
Preference stock	19.5	19.3
Stock options	9.9	10.3
Other stock awards	0.8	2.1

Weighted average common shares, diluted	841.6	848.5

Pro forma combined basic earnings per common share	$1.51	$0.40

Pro forma combined diluted earnings per common share	$1.46	$0.39

THE UNAUDITED PRO FORMA COMBINED BASIC AND DILUTIVE EARNINGS PER COMMON SHARE DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD BEEN ACHIEVED BY THE COMBINED COMPANY FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED BY THE COMBINED COMPANY IN THE FUTURE.